EXHIBIT (j)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of BB&T Funds on Form N-1A of our report dated February 20, 2009, relating to the financial statements which appear in the December 31, 2008 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2009